SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                         --------------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             Date of report (Date of earliest event reported):
                               July 25, 2000

                     THE FIRST NATIONAL BANK OF ATLANTA
           (Originator of the Wachovia Credit Card Master Trust)
             (Exact Name of Registrant as Specified in Charter)


                     WACHOVIA CREDIT CARD MASTER TRUST
                     ---------------------------------
                          (Issuer of Certificates)
             (Exact Name of Registrant as Specified in Charter)


UNITED STATES                   33-95714                  22-2716130
UNITED STATES                   33-99442                  22-2716130
UNITED STATES                  333-79453                  22-2716130
(State or Other               (Commission                 (I.R.S. Employer
Jurisdiction of               File Number)                Identification No.)
Incorporation)


                               77 Read's Way
                        New Castle Corporate Commons
                         New Castle, Delaware 19720
                  (Address of Principal Executive Offices)


     Registrant's telephone number, including area code: (302) 323-2395


ITEM 5.  OTHER EVENTS

On July 25, 2000, The First National Bank of Atlanta, Lehman Brothers Inc. and Wachovia Securities, Inc. entered into an underwriting agreement, pursuant to which The First National Bank of Atlanta duly authorized Lehman Brothers Inc. and Wachovia Securities, Inc. (as representatives of the several underwriters) to issue and sell $637,500,000 in principal amount of Class A Floating Rate Asset Backed Certificates, Series 2000-1.

On August 1, 2000, The First National Bank of Atlanta, as transferor and servicer, and The Bank of New York (Delaware), as trustee, executed and delivered the Series 2000-1 Supplement to the Amended and Restated Pooling and Servicing Agreement, dated as of June 4, 1999.

On August 1, 2000, Wachovia Bank, N.A. and The Bank of New York (Delaware), as trustee, received the requested tax opinion from legal counsel concerning the Class A Floating Rate Asset Backed Certificates, Series 2000-1, the Class B Floating Rate Asset Backed Certificate, Series 2000-1, and the Wachovia Credit Card Master Trust.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits

          4.1   Underwriting Agreement, dated as of July 25, 2000, between
                The First National Bank of Atlanta, and Lehman Brothers Inc. and Wachovia Securities, Inc. as representatives of the several underwriters.

          4.2 Series 2000-1 Supplement, dated as of August 1, 2000, to the Amended and Restated Pooling and Servicing Agreement, dated as of June 4, 1999, between The First National Bank of Atlanta, as transferor and servicer, and The Bank of New York (Delaware), as trustee.

          4.3 Tax Opinion of legal counsel, dated as of August 1, 2000, concerning the Class A Floating Rate Asset Backed
                Certificates, Series 2000-1, and the Wachovia Credit Card Master Trust.


                             SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      THE FIRST NATIONAL BANK OF ATLANTA
                     (Originator of the Wachovia Credit Card Master Trust)
                                       (Registrant)


Dated:  August 1, 2000        By:/s/ Donald K. Truslow
                                 ------------------------------
                                 Name: Donald K. Truslow
                                 Title:  Controller